EXHIBIT 2.1


                                MERGER AGREEMENT

         This MERGER AGREEMENT (this "Agreement") is entered into as of September 30, 1997 by and among AVIATION SALES COMPANY, a Delaware corporation ("AVS"); and AVS/ASI MERGER CORP., an Arkansas corporation and wholly-owned direct subsidiary of AVS (the "AVS Merger Sub,"and together with AVS, the "AVS Companies"); AEROCELL STRUCTURES, INC., an Arkansas corporation (the "Company"); and the shareholders of the Company listed on the signature pages hereto, who constitute all of the shareholders of the Company (collectively, the Shareholders"). Certain other capitalized terms used herein are defined in
Article XI and throughout this Agreement.

                                    RECITALS

         The Boards of Directors of AVS and the Company have determined that it is in the best interests of their respective shareholders for AVS to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, AVS has organized the AVS Merger Sub as a wholly-owned direct subsidiary of AVS, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the AVS Merger Sub with and into the Company so that the Company continue as the surviving corporation. As a result of the Merger, the Company will become a wholly-owned subsidiary of AVS, and each of the Shareholders will be issued certain shares of common stock of AVS.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Arkansas Business Corporation Act (the "Corporation Code"), at the Effective Time (as defined below), the AVS Merger Sub will be merged with and into the Company (the "Merger") pursuant to the Plan of Merger annexed hereto as EXHIBIT A (the "Plan of Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of the AVS Merger Sub shall cease and the Company shall continue as the surviving corporation ("Surviving Corporation") and a wholly-owned direct subsidiary of AVS.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place not later than September 30, 1997, subject to satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of


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the Company's counsel, Friday, Eldredge & Clark, 400 W. Capitol, Suite 2000,
Little Rock, Arkansas 72201, or such other time and place as the parties may otherwise agree.

         1.3 COMPLETION OF PLAN OF MERGER. Prior to the Closing, the parties shall fill in and complete the blank spaces in Article III of the Plan of Merger with the respective number of shares of the voting common stock, $0.001 par value per share, of AVS ("AVS Common Stock") that will be issued in the Merger in exchange for each share of the issued and outstanding common stock of the Company, as follows:

                  (a) 620,970 unregistered shares of AVS Common Stock, in the aggregate (the "Merger Consideration"), will be issued in the Merger in exchange for all of the issued and outstanding shares of common stock of the Company; and

                  (b) Each share of common stock of the AVS Merger Sub issued and outstanding at the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         1.4 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Secretary of State of the State of Arkansas, in such form as AVS reasonably determines is required by, and is in accordance with, the relevant provisions of the Corporation Code (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.5 ISSUANCE OF AVS SHARES; DELIVERY OF CERTIFICATES. At the Effective Time, each of the Shareholders shall deliver the certificates representing all issued and outstanding shares of common stock of the Company to AVS for cancellation, and AVS shall issue to each Shareholder the shares of AVS Common Stock issuable pursuant to Section 1.3, registered in the name of such Shareholder based on the number of shares of common stock of the Company owned by such Shareholder on the Effective Date as set forth on SCHEDULE 3.5 and AVS shall deliver to each such Shareholder one or more certificates evidencing such shares of AVS Common Stock. The shares of AVS Common Stock issuable by AVS in the Merger are sometimes referred to herein as the "AVS Shares."

         1.6 ACCOUNTING AND TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be treated as a pooling of interest business combination by AVS for accounting purposes and as a tax-free reorganization under Section 368 of the Code.


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                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE AVS COMPANIES

         As a material inducement to each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the AVS Companies makes the following representations and warranties to the
Shareholders:

         2.1 CORPORATE STATUS. AVS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AVS is duly qualified and in good standing as a foreign corporation in all jurisdictions where such qualification is required under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect on AVS. The AVS Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and the AVS Merger Sub is a wholly owned direct subsidiary of AVS.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the AVS Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the AVS Companies has taken all action necessary to authorize their execution and delivery of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the AVS Companies and constitutes a legal, valid and binding obligation of each of the AVS Companies, enforceable against each of the AVS Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 NO VIOLATION. The execution and delivery of this Agreement by AVS Companies, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not
(i) contravene any provision of the articles of incorporation or bylaws of the AVS Companies, (ii) to the knowledge of the AVS Companies, violate or conflict with (in a manner that would have a Material Adverse Effect on the AVS Companies) any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any (Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the AVS Companies, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) in any material respect under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against either of the AVS Companies, where such breach or default would have a Material Adverse Effect on the AVS Companies, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the AVS Companies (excluding Liens arising as a result of actions of the

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Shareholders), or (v) to the knowledge of the AVS Companies, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AVS.

         2.5 AVS COMMON STOCK. Upon consummation of the Merger and the issuance and delivery of certificates representing the AVS Shares to the Shareholders, the AVS Shares will be validly issued, fully paid and non-assessable shares of AVS Common Stock.

         2.6 REPORTS AND FINANCIAL STATEMENTS. Since July 1996, except where failure to have done so did and would not have a Material Adverse Effect on AVS, AVS has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "AVS Reports"). AVS has previously furnished to the Company and made available to the Shareholders copies of all AVS Reports filed with the SEC since January 1, 1997, and with respect to AVS Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to the Company and make available to the Shareholders, copies of each of the AVS Reports filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the AVS Reports complied, or, with respect to AVS Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to AVS Reports filed after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in AVS Reports filed by AVS with the SEC prior to the date of this Agreement, since December 31, 1996 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of AVS that would have a Material Adverse Effect on the financial condition of AVS.

         2.8 LITIGATION. Except as set forth in the AVS Reports, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of AVS threatened, anticipated or contemplated against, by or affecting AVS, or any of its properties or assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and to the knowledge of AVS there is no basis for any of the foregoing where an adverse result would have a Material Adverse Effect on the same. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which AVS is or was a party which have not been complied with in full or which continue to impose any material obligations on AVS.

         2.9 COMPLIANCE WITH LAWS. To the knowledge of AVS, AVS is and has been in compliance in all material respects with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), and any other properties and assets (in each case owned or used by it now or in the past). AVS has not been cited, fined or otherwise notified of

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any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or to the knowledge of AVS threatened.

         2.10 INVESTMENT INTENT. AVS is acquiring the shares of the Company Common Stock for its own account, for investment purposes only and not with the intent or view to the resale, fractionalization or further distribution thereof.

         2.11 ACCESS TO INFORMATION. AVS acknowledges that it has been provided with access to the assets, properties and facilities of the Company and all financial and other information concerning the shares of the Company Common Stock, the Company and the transaction contemplated by this Agreement which it deemed necessary in order to make an informed investment decision. AVS has had a reasonable opportunity to ask questions of, and receive answers from, the Shareholders, the Company and its officers, agents and advisors in connection with matters relating to the shares of the Company Common Stock, the Company and the transaction contemplated hereby.

         2.12 POST CLOSING MATTERS. AVS has no present plan or intention (i) to reacquire any of the AVS Shares issued as the Merger Consideration, (ii) to sell, transfer or dispose of any of the shares of the Company Common Stock, as defined below, except for transfers of such shares to a corporation controlled by AVS within the meaning of IRC Section 368(a)(2)(C), or (iii) to allow the Company to sell, transfer or otherwise dispose of any of the assets of the Company, except for dispositions made in the ordinary course of business, or transfers of assets to a corporation controlled by AVS within the meaning of IRC
Section 368(a)(2)(C). Following the Closing, AVS (and/or the Company) will continue the historic business assets of the Company in a business as contemplated by Treas. Reg. Section 1.368-l(d).

         2.13 NO COMMISSIONS. None of the AVS Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTS OF THE SHAREHOLDERS

         As a material inducement to each of the AVS Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders makes the following representations and warranties to AVS:

         3.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is not legally qualified to transact business as a foreign corporation in any jurisdiction, and the nature of its properties and the conduct of its business does not require such qualification where the failure to be so qualified would have a Material Adverse Effect on the Company. To the extent

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applicable, the Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business in Arkansas. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         3.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each Shareholder represents that he is an individual residing in the State of Arkansas or Indiana, and has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. As of the date hereof, the Company has (a) 2,000 shares of common stock, no par value, of the Company ("Company Common Stock") authorized and no other shares of any class of capital stock, (b) 120 shares of Company Common Stock issued and outstanding, and (c) no shares of Company Common Stock held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on SCHEDULE 3.4, no preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as set forth on SCHEDULE 3.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE COMPANY. SCHEDULE 3.5 sets forth, with respect to the Company, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, each

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shareholder of the Company as of the close of business on the date of this
Agreement. As of the date hereof, the Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of the Company, and each of the Shareholders owns such shares free and clear of all Liens, restrictions and claims of any kind.

         3.6 NO VIOLATION. The execution and delivery of this Agreement by the Company and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Company, (ii) to the knowledge of the Shareholders, violate or conflict with (in a manner that would have a Material Adverse Effect on the Company) any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or any of the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) in any material respect under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or any of the Shareholders, where such breach or default would have a Material Adverse Effect on the Company, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company (excluding Liens arising as a result of actions of AVS), or (v) to the knowledge of the Shareholders, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AVS.

         3.7 RECORDS OF THE COMPANY. The copies of the articles of incorporation and bylaws of the Company which were provided to AVS are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to AVS for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Company (consistent with companies of like size and character) taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. Except as reflected in Section 3.9, all accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to AVS, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

         3.8 SUBSIDIARIES. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.


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         3.9 FINANCIAL STATEMENTS. The Shareholders have delivered to AVS the financial statements of the Company, including the notes thereto, for (i) the year ended April 30, 1997, audited by McKenzie & Gardial ("McKenzie"), and (ii) the month ended August 31, 1997, internally prepared by the Company, copies of which are attached to SCHEDULE 3.9 hereto (the "Financial Statements"). The balance sheet of the Company dated as of August 31, 1997, included in the Financial Statements is referred to herein as the "Current Balance Sheet."To the knowledge of the Shareholders, except as set forth on SCHEDULE 3.9: (a) the Financial Statements fairly present in all material respects the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated except, in the case of interim financial statements, for normal year-end audit adjustments and the absence of footnotes; (b) the books and records of the Company fully and fairly reflect in all material respects all of its transactions, properties, assets and liabilities; (c) there are no extraordinary or material non-recurring items of income or expense (subject to fluctuations in the ordinary course of business) during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto; and (d) the Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth on SCHEDULE 3.10, since the date of the Current Balance Sheet, the Company has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended in any material respect any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any extraordinary losses in any material respect (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (xi) made or adopted any material change in its accounting practice or policies; (xii) made any material adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice;
(xiv) entered into any written employment agreement or other employment agreements not in the ordinary course of business; (xv) terminated, amended or modified in any material respect any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;

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(xvii) delayed beyond any customary grace period paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000; (xix) entered into any other transaction or, to the knowledge of the Shareholders, been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE COMPANY. Except as set forth on SCHEDULE 3.11, the Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged,
(b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet [none of which relates to breach of contract, breach of warranty (other than warranty claims incurred from time to time in the ordinary course of business), tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding], (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. With respect to matters referred to in items (c) and (d) above, the foregoing representation is made only to the knowledge of the Shareholders, and with respect to warranty claims, the Shareholders represent that they have no knowledge of any material warranty claims against the Company (other than warranty claims in the ordinary course of business), and the parties agree that the Shareholders shall not have liability for any warranty claims except to the extent of a breach of the representation in this sentence. With respect to the matters referred to in the brackets [ ] in item (b) above relating to tort, infringement or violations of law or actions, suits, claims of governmental investigations, the representations contained therein shall be qualified to the knowledge of the Shareholders to the extent the particular matter is covered by a specific representation relating thereto contained herein that is so qualified by the knowledge of the Shareholders.

         3.12 LITIGATION. Except as set forth on SCHEDULE 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Shareholders threatened, anticipated or contemplated against, by or affecting the Company, or any of its properties or assets, or the Shareholders, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and to the knowledge of the Shareholders, there is no basis for any of the foregoing where an adverse result would have a Material Adverse Effect on the same. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

         3.13     ENVIRONMENTAL MATTERS. To the knowledge of the Shareholders:

                  (a) Company (as defined in clause (g) below) is and has at all times been in full compliance in all material respects with all Environmental Laws (as defined in clause (g) below) governing its business, operations, properties and assets, including, without limitation: (i) all


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requirements relating to the Discharge (as defined in clause (g) below) and
Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving the Company, or its business, operations, properties or assets which would have a Material Adverse Effect on the same, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing material liability on AVS or the Company in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Company, including, without limitation: (i) Notices or Proceedings related to the Company being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings relating to the Company being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iii) Notices or Proceedings related to the Company being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  (c) The Company has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or leased by the Company (other than in the ordinary course of business in full compliance with applicable Environmental Laws); or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) SCHEDULE 3.13 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently

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or previously owned or leased by the Company which have involved the Handling or
Discharge of Hazardous Substances.

                  (e) Except as set forth on SCHEDULE 3.13, the Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by the Company that are required to be registered under applicable Environmental Laws.

                  (f) SCHEDULE 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company and the Shareholders, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company and the Shareholders, undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws;
(iii) all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company or any real property currently or previously owned or leased by the Company.

                  (g) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Company" means the Company and any Affiliates.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, ET SEQ. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 ET SEQ. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
Section 1801, ET SEQ.; the Clean Water Act, as emended, 33 U.S.C. Section 1311, ET SEQ.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, ET SEQ. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.
Section 651, ET SEQ. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, code, rule, order, or decree.

                  "Licenses" means all licenses, certificates, permits, approvals and registrations.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         3.14     REAL ESTATE.

                  (a) SCHEDULE 3.14(a) sets forth a list of each parcel of real property owned by the Company on the date hereof (the "Owned Properties"), which Schedule sets forth with respect to each such parcel (A) the legal description, including street address, of such parcel, (B) a brief description (including size and function) of the principal improvements and buildings on such parcel, and (C) the title insurance policy relating to such parcel, all of which policies have previously been delivered or made available to AVS by the Company. With respect to each such parcel of Owned
Property:

                           (i) The Company has good and marketable title to each
                  parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable and delinquent; (y) recorded easements, covenants, and other restrictions which do not impair in any material respect the current use, occupancy or value of the property subject thereto, and (z) encumbrances and restrictions described in the title insurance policies listed on SCHEDULE 3.14(a);

                           (ii) There are no pending or to the knowledge of the
                  Shareholders threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof (except as reflected on the title insurance policies included in SCHEDULE 3.14(a));

                           (iii) The legal descriptions for the parcels of Owned
                  Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation in any material respect of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (iv) To the knowledge of the Shareholders, all
                  facilities have received all material approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, ordinances, rules and regulations;

                           (v) There are no Contracts granting to any party or
                  parties the right of use or occupancy of any portion of the parcels of Owned Property;

                           (vi) There are no outstanding options or rights of
                  first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                           (vii) There are no parties (other than the Company)
                  in possession of the parcels of Owned Property;

                           (viii) All facilities located on the parcels of Owned
                  Property are supplied with utilities and other services reasonably necessary for the operation of such facilities, in their current manner, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

                           (ix) Each parcel of Owned Property abuts on and has
                  direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property; access to the property is provided by paved public right-of-way with adequate curb cuts available; and there is no pending or threatened termination of the foregoing access rights;

                           (x) All improvements and buildings on the Owned
                  Property are in reasonably good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used in each case above, normal wear and tear excepted;

                           (xi) There are no material service contracts,
                  management agreements or similar agreements which affect the parcels of Owned Property; and

                           (xii) The Company has not received notice of (a) any
                  condemnation proceeding with respect to any portion of any parcel of Owned Property or any access thereto; and no such proceeding is contemplated by any Governmental Authority; or
                  (b) any special assessment which may affect any parcel of Owned Property, and no such special assessment is contemplated by any Governmental Authority (other than any applicable special assessment included the current property tax bill).

                  (b) SCHEDULE 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which the Company is a party (copies of which have previously been furnished to AVS), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease in any material respect. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no material breach or anticipated material breach by any other party to such Leases. With respect to each such Leased Premises:

                           (i) The Company has valid leasehold interests in the
                  Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, other than customary utility easements that do not have a Material Adverse Effect on the use of such property;

                           (ii) The portions of the buildings located on the
                  Leased Premises that are used in the business of the Company are each in good repair and condition in all material respects, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereat;

                           (iii) Each of the Leased Premises (a) has direct
                  access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                           (iv) The Company has not received notice of (a) any
                  condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and to the knowledge of the Shareholders, no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and to the knowledge of the Shareholder, no such special assessment is contemplated by any Governmental Authority (other than any applicable special assessment included the current property tax bill).

         3.15     GOOD TITLE TO AND CONDITION OF ASSETS.

                  (a) Except as set forth on SCHEDULE 3.15, the Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                  (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Company are in reasonably good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet. SCHEDULE
3.15 lists the Fixed Assets.

         3.16     COMPLIANCE WITH LAWS.

                  (a) To the knowledge of the Shareholders, the Company is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past except where the failure to be in such compliance would not have a Material Adverse Effect on the same). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply in any material respect with any laws, regulations or orders and no proceeding with respect to any such violation is pending or to the knowledge of the Shareholders threatened.

                  (b) Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

                  (c) To the knowledge of the Shareholders, the Company is and at all times has been in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act is required, the Company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Company, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act except where the failure to be in such compliance would not have a Material Adverse Effect on the Company.

                  (d) The Company is not subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.17 sets forth the name, address, social security number and current rate of compensation of the employees of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or to the knowledge of the Shareholders threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or to the knowledge of the Shareholders threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage or threat of union activity involving any of the employees of the Company during the 24 months prior to the date hereof. None of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Merger or otherwise. To the knowledge of the Shareholders, the Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18     EMPLOYEE BENEFIT PLANS.

                  (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 3.18 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to, employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multi-employer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to AVS).

                  (b) COMPLIANCE WITH LAW. To the knowledge of the Shareholders, with respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened (other than routine claims for benefits under the terms of any such plans); (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (C) QUALIFIED PLANS. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to AVS, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet (other than routine claims for benefits under the terms of such plans).

                  (d) MULTIEMPLOYER PLANS. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of the Company have been timely paid; (ii) the Company has not incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) SCHEDULE 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                  (e) WELFARE PLANS. (i) The Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits (other than routine claims for benefits under the terms of its health insurance plan) with respect to any employee or former employee of the Company or its predecessors after termination of employment except as required by COBRA; (ii) the Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (f) CONTROLLED GROUP LIABILITY. Neither the Company nor any entity that would be-aggregated with it under Code Section 414(b), (c), (m) or
(o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due;
(iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (g) OTHER LIABILITIES. (i) None of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing Date; and
(iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company other than for routine claims under the terms of such plans.

         3.19 TAX MATTERS. Except as set forth in SCHEDULE 3.19, all Tax Returns required to be filed prior to the date hereof with respect to the Company or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. Except as set forth on SCHEDULE 3.19, all Taxes due and payable by or with respect to the Company have been paid and are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing subject to customary year end adjustments and accruals for current year Taxes. Except as set forth in SCHEDULE 3.19 hereto: (i) with respect to each taxable period of the Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable and delinquent) upon the assets of the Company; (viii) the Company will not be required (A) as Result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or (B) as a result of any "closing agreement,"as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date; (ix) the Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) there are no material additional Taxes owed by the Company for any period for which Tax Returns have been filed in excess of the amounts shown as due and payable thereon; (xii) the Company has not made any payments, and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) none of the Shareholders is a "foreign person" within the meaning of Section 1445 of the Code; (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction; (xv) the Company does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company for the past three years have been furnished or made available to AVS; (xvii) the Company will not be subject to any Taxes for the period ending at the Closing Date for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no Arkansas sales or use tax, Arkansas non-recurring intangibles tax, Arkansas documentary stamp tax or other Arkansas excise tax (or comparable tax imposed by the State of Arkansas) will be payable by AVS merely by virtue of the transactions contemplated in this Agreement.

         3.20 INSURANCE. SCHEDULE 3.20 contains (i) a complete and correct list of all insurance policies and all amendments and riders thereto maintained by the Company (copies of which have been provided to AVS) (the "Insurance Policies") and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company. Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid or accrued on the Current Balance Sheet. As of the Closing Date, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. To the knowledge of the Shareholders, the Company has complied in all material respects with the provisions of such Insurance Policies. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21 RECEIVABLES. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. To the knowledge of the Shareholders, except as set forth on SCHEDULE 3.22, the Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises, and SCHEDULE 3.22 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, and to the knowledge of the Shareholders, the Company is in compliance in all material respects with the respective requirements thereof and no proceeding is pending or threatened to revoke or amend any of them. Subject to obtaining any required governmental consents, none of such Permits is or will be impaired or in any way affected in any material respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Company has appropriate FAA permits for the work performed by the Company.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Company of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. Except as set forth on SCHEDULE 3.23, the Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property. Except as set forth on SCHEDULE 3.23, no officer, director or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

         3.24 INTELLECTUAL PROPERTY. To the knowledge of the Shareholders, the Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs and technical specifications), and other intellectual property used in the conduct of its business (the "Intellectual Property"). To the knowledge of the Shareholders, the business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. Except as set forth on SCHEDULE 3.24, no payments are required for the continued use of the Intellectual Property. To the knowledge of the Shareholders, none of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. SCHEDULE 3.25(a) sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to AVS. The copy of each Designated Contract furnished to AVS is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on SCHEDULE 3.25(b): (i) the Company has not violated any of the terms or conditions of any Designated Contract [where such violation would have a Material Adverse Effect], or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been performed in all material respects and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract, and (ii) no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Company under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. Except as set forth on SCHEDULE 3.25(c), the Company is not subject to any material liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of one year or more, excluding standard maintenance contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Company in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty
(60) days or less or calling for payment of an annual gross rental exceeding $10,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to any employee, officer or director of the Company, and all employee handbooks, policy statements and similar plans;
(f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

         3.26 ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDERS. To the knowledge of the Shareholders, no representation, statement or information made or furnished by the Shareholders to AVS or any of AVS' representatives contained in this Agreement and the various Schedules attached hereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained herein not misleading. The Shareholders have provided AVS with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto. Notwithstanding the foregoing, the representation contained in this Section 3.26 does not supersede or modify the specific representations contained in other sections herein.

         3.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS: SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the AVS Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the AVS Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with AVS and has had the opportunity to obtain such information pertaining to the AVS Companies as has been requested, including but not limited to filings made by AVS with the SEC under the Exchange Act, including the most recent filing by AVS on Form 10-K, and any filings on Schedule 14A and Forms 10-Q or 8-K since the end of AVS' last fiscal year end. Each of the Shareholders is an accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the AVS Shares.

         3.28 BANK ACCOUNTS; BUSINESS LOCATIONS. Schedule 3.28 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on SCHEDULES 3.14(A) AND 3.14(B) and the Company's principal places of business and chief executive offices are indicated on
SCHEDULE 3.14(A) OR 3.14(B), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company is located as of the date hereof are fully identified on SCHEDULES 3.14(A) AND 3.14(B).

         3.29 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on Schedule 3.29. Except as set forth on SCHEDULE 3.29, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.30 NO COMMISSIONS. Neither the Company nor any of the Shareholders has incurred any obligation for any finder's or brokers or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.31 CERTAIN ACCOUNTING MATTERS. To the knowledge of the Shareholders, neither the Company nor any of the Shareholders, nor any of their Affiliates have taken or agreed to take any action that (excluding any action taken or agreed to be taken as contemplated by this Agreement or by AVS or any of its Affiliates or with the consent of AVS) would prevent AVS from accounting for the transactions contemplated hereby as a pooling of interest business combination.

         3.32 BUSINESS OF THE COMPANY. The business of the Company consists of the repair and overhaul of aircraft parts and the Company is not engaged in the business of manufacturing. The Person within which the Company is included has annual net sales of less than $100,000,000 and has total assets of less than $10,000,000. As a result of the transactions contemplated by this Agreement, no Shareholder will hold shares of AVS Common Stock valued at more than $15,000,000.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except for the transactions contemplated by this Agreement, the Company covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent in all material respects with past practice. The Company shall use its commercially reasonable best efforts to preserve intact its business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as set forth on SCHEDULE 4.1, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of AVS:

                  (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent in all material respects with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, except endorsement of checks payable to the Company in the ordinary course of business, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                  (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action other than in the ordinary course of business and in a manner consistent in all material respects with past practice with respect to accounting policies or procedures;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unassorted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent in all material respects with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent in all material respects with past practice;

                  (i) increase or decrease in any material respect prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                  (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional customary instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the New York Stock Exchange ("NYSE") (or any exchange on which the AVS Common Stock may be listed) in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonably best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4 OTHER ACTIONS. Each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its commer cially reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use commercially reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5 ACCESS TO INFORMATION. From the date hereof to the Closing Date, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford AVS and AVS' officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by AVS shall affect any representation or warranty in this Agreement. AVS represents to the Shareholders that it is not aware of any material breach of a representation or warranty hereunder by the Shareholders.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The Shareholders shall give prompt notice to AVS of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 TAX TREATMENT. AVS, the Company and the Shareholders will use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and do not presently intend to take any action after the Merger is effected to cause the Merger to lose its tax-free status. All parties hereto agree to comply with the reporting requirements of Treasury Regulation 1.368-3.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that AVS may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case AVS will consult with an officer of the Company prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. Until this Agreement is terminated in accordance with its provisions, the Company, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Until this Agreement is terminated in accordance with its provisions, the Shareholders will immediately notify AVS if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. AVS shall be entitled to have conducted prior to Closing a due diligence review of the assets, properties, books and records of the Company and an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Property or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Company. The Shareholders shall provide AVS or its designated agents or consultants with the access to such property which AVS, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which require remediation or further evaluation under the Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to AVS in its sole discretion, then AVS may, prior to the Effective Date, elect to terminate this Agreement and not to close the transactions contemplated by this Agreement as its sole and exclusive remedy. AVS' failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

         5.11 TRADING IN AVS COMMON STOCK. Except as otherwise expressly consented to by AVS, from the date of this Agreement until the Closing Date, neither the Company nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of AVS Common Stock in any transactions effected on the NYSE or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce their investment risk with respect to any shares of AVS Common Stock to be received pursuant to this Agreement.

         5.12 ACCOUNTING TREATMENT. The Shareholders acknowledge that it is AVS' intention that the transactions contemplated by this Agreement be accounted for as a pooling of interests business combination and that each of the Shareholders may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act. Accordingly, each of the Shareholders covenants and agrees that he will not without AVS' consent (i) take any action after the date hereof to cause the transactions contemplated hereby not to be accountable under the pooling of interests method of accounting, or (ii) sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to, or in any other manner reduce his investment risk with respect to,
(A) any shares of capital stock of the Company at any time prior to the Closing Date, and (B) any shares of AVS Common Stock received by such Shareholder in connection with the Merger or otherwise until such time as AVS publishes financial results covering at least 30 days of combined operations of AVS and the Company. AVS agrees that it will publish such financial results as soon as reasonably practical and will promptly give the Shareholders written notice when such financial results have been published. AVS agrees to use good faith efforts to publish such financial results by December 15, 1997.

         5.13 CERTAIN TAX MATTERS. The parties agree that after the Effective Time, AVS shall prepare, or cause to be prepared, and file, or cause to be filed, in accordance with applicable laws and regulations, all Tax Returns (including any necessary amendments to previously filed Tax Returns) for the Company for any period ending on or before the Effective Time. AVS shall provide such Tax Returns to the Shareholders for review at least thirty (30) days prior to their due date (including extensions where applicable). After the Effective Time, the Shareholders shall provide AVS with such information and records and access to such of its former officers, directors and agents as may be reasonably requested by AVS in connection with the preparation of any tax return or any audit or other proceeding relating to the Company.

         5.14 SHAREHOLDER VOTE. Each of the Shareholders, in executing this Agreement, consents as a shareholder of the Company to the Merger and the transactions contemplated hereby, and waives notice of any meeting in connection therewith, and hereby releases and waives all rights with respect to the transactions contemplated hereby under the articles of incorporation of the Company and any agreements among the Shareholders and the Company relating to the sale, purchase or voting of any capital stock of the Company. At Closing, the Shareholders agree that any and all agreements relating to the sale, purchase or voting of capital stock of the Company, including any agreements among the Shareholders and the Company described on Schedule 3.4, shall be terminated.

         5.15 COMPANY COMMON STOCK; STOCK POWERS; RELEASES. At the Closing, each of the Shareholders agrees to deliver to AVS: (i) all certificates evidencing shares of capital stock of the Company held by them, duly endorsed for transfer to AVS; and (ii) a release in the form described in Section 6.11.

         5.16 PAYOFF AMOUNTS. Prior to Closing, the Company shall request and deliver to AVS payoff and estoppel letters from such holders of the Company's outstanding Indebtedness as designated by AVS, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver, upon payment in full, WCC-3 termination statements, satisfactions of mortgage and any original promissory notes or other evidences of indebtedness marked canceled. AVS shall pay at the Closing the Company's existing bank debts reflected in the Financial Statements.

         5.17 ADDITIONAL FINANCIAL STATEMENTS. Following the Effective Time, the Shareholders shall reasonably assist and cooperate with AVS in the preparation of financial statements for the Company for the interim period ending September 30, 1997.

                                   ARTICLE VI

               CONDITIONS TO THE OBLIGATIONS OF THE AVS COMPANIES

         The obligations of the AVS Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the AVS
Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Company and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Company and the Shareholders shall have delivered to the AVS Companies a certificate, dated as of the Effective Date, duly signed (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to the Company, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the Company, and (iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the AVS Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company and the Shareholders.

         6.3 CORPORATE CERTIFICATE. The Shareholders shall have delivered to the AVS Companies (i) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the State of Arkansas as of a date not more than ten days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of the Company as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The AVS Companies shall have received an opinion dated as of the Effective Date from counsel for the Company and the Shareholders, in form attached hereto, to the effect that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has the corporate power to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) The Company has obtained all necessary authorizations and consents of its Boards of Directors and the Shareholders to effect the Merger;

                  (c) Based solely upon such counsel's review of the Company's corporate record book and a certificate from the Company's Secretary and the Shareholders, all issued and outstanding shares of capital stock of the Company is owned as set forth on SCHEDULE 3.5 hereto;

                  (d) Such counsel does not know of any litigation, proceeding or investigation then pending or threatened which could reasonably be expected to result in any Material Adverse Effect on the Company, or which questions the validity of this Agreement; and

                  (e) This Agreement is a valid and binding obligation of the Company and the Shareholders, and enforceable against each of them in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         6.5 CONSENTS. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument on or prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. AVS shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the AVS Shares, in connection with the transactions contemplated hereby.

         6.7 CAPITAL STOCK OF THE COMPANY. At the Closing, each of the Shareholders shall have delivered to AVS all certificates evidencing the shares of capital stock of the Company held by them.

         6.8 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the reasonable judgment of AVS, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         6.9 BOARD APPROVAL. The Board of Directors of AVS shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby.

         6.10 DUE DILIGENCE REVIEW. AVS shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to Section 5.10.

         6.11 RELEASES. Each of the Shareholders shall deliver to AVS a release (collectively, the "Releases") in such form as is reasonably satisfactory to AVS releasing all claims of any nature against the Company, if any, and any claims arising out of the Merger and the transactions contemplated by this Agreement, provided that such Release shall not cover (i) any rights of the Shareholders against AVS under this Agreement; (ii) any employment benefits (including benefits under the Company's employee benefit plans) accrued in the ordinary course of business consistent with past practice or related rights under law (such as ERISA); or (iii) rights under the Employment Agreements referenced below.

         6.12 EMPLOYMENT AGREEMENT. On or prior to Closing, James Y. Johnson, II and Kenneth D. Loomer shall execute and deliver to AVS employment agreements in a mutually acceptable form.

                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the AVS Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the AVS Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the AVS Companies shall have delivered to the Company and the Shareholders a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been complied with and performed.

         7.2 AVS SHARES. At the Closing, AVS shall have issued all of the AVS Shares and shall have delivered to the Shareholders certificates representing the AVS Shares issued to them hereunder.

         7.3 NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing and no litigation, claim or proceeding shall be pending or threatened which seeks to restrain, prohibit or invalidate the Merger.

         7.4 CONSENTS. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument on or prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         7.5 TAX OPINION. The Shareholders shall have received an opinion from Friday, Eldredge & Clark (in customary form and subject to customary qualifications and assumptions) that the transaction contemplated hereby qualifies for federal income tax purposes as a reorganization pursuant to IRC 368(a)(1)(A) and (a)(2)(E) and that the Shareholders will not recognize taxable gain for federal income tax purposes with respect to the exchange of the shares of the Company's common stock solely for AVS voting Common Stock in connection with the Merger contemplated hereby.

         7.6 OPINION OF COUNSEL. The Company and the Shareholders shall have received an opinion dated as of the Effective Date from counsel for AVS, in form and substance acceptable to the Company to the effect that:

                  (a) AVS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                  (b) AVS has obtained all necessary authorizations and consents of its Board of Directors to effect the transactions contemplated hereby and the consent of its shareholders is not required;

                  (c) the AVS Shares, when issued in connection with the transactions contemplated hereby, will be duly authorized, validly issued, fully paid and nonassessable; and

                  (d) this Agreement is a valid and binding obligation of AVS, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

                                  ARTICLE VIII

                               REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the AVS Shares issued to them hereunder:

         8.1 REGISTRATION RIGHTS FOR AVS SHARES; FILING OF REGISTRATION STATEMENT. AVS will utilize reasonable efforts to cause, within 90 days following the Effective Time, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the AVS Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of AVS Shares whenever such person is the record owner of AVS Shares. AVS will use reasonable efforts to have the Registration Statement become effective and cause the AVS Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, and will file an application to list such shares on the NYSE, as soon as is reasonably practicable.

         8.2 EXPENSES OF REGISTRATION. AVS shall pay all expenses incurred by AVS in connection with the registration, qualification and/or exemption of the AVS Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of AVS's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by AVS in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. AVS shall not, however, be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Holder of any of the AVS Shares.

         8.3 FURNISHING OF DOCUMENTS. AVS shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the AVS Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. AVS shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the AVS Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. AVS shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, AVS advises the Holders that AVS considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the AVS Shares until AVS advises the Holders that the Registration Statement has been amended, in which case AVS shall cause such amendment to be filed as soon as reasonably practical.

         8.5 DURATION. AVS shall maintain the effectiveness of the Registration Statement until such time as AVS reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. AVS's obligations contained in this Article VIII shall terminate on the first anniversary of the Effective Date.


         8.6 FURTHER INFORMATION. If AVS Shares owned by a Holder are included in any registration, such Holder shall furnish AVS such information regarding itself as AVS may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1      Agreement to Indemnify.

                  (a) INDEMNITY BY THE SHAREHOLDERS. Subject to the limitations set forth herein, each of the Shareholders agrees to indemnify and hold AVS harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by AVS arising out of or resulting from (i) any breach of a representation or warranty made by the Shareholders in this Agreement, (ii) any breach of the covenants or agreements made by the Company or any Shareholder in this Agreement, or (iii) any inaccuracy in any certificate delivered by the Company or any shareholder pursuant to this Agreement (collectively, "AVS Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of AVS Indemnifiable Damages, subject to the provisions set forth herein, AVS shall have the right to be put in the same after tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full. Notwithstanding anything to the contrary contained herein, (i) AVS shall not be entitled to any AVS Indemnifiable Damages unless the aggregate of all such AVS Indemnifiable Damages exceeds $180,000 (the "Indemnification Threshold"), in which case AVS shall be entitled to the amount of such AVS Indemnifiable Damages to the extent exceeding the Indemnification Threshold, subject to the limitations set forth herein, and (ii) the maximum liability of each Shareholder for AVS Indemnifiable Damages with respect to any such breach of representation, warranty, covenant or agreement of the Shareholders hereunder shall be limited to $1,000,000 (the "Shareholder Ceiling"); provided, however, neither the Indemnification Threshold nor the Shareholder Ceiling shall apply in the case of fraud or an intentional misrepresentation or intentional breach of warranty, covenant or agreement.

                  (b) INDEMNIFICATION BY AVS. Subject to the limitations set forth herein, AVS agrees to indemnify and hold the Shareholders harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Shareholders arising out of or resulting from (i) any breach of a representation or warranty made by AVS in this Agreement, (ii) any breach of the covenants or agreements made by AVS in this Agreement, or (iii) any inaccuracy in any certificate delivered by AVS pursuant to this Agreement (collectively, "Shareholder Indemnifiable Damages"). Without limiting the generality of the foregoing, subject to the provisions set forth herein, with respect to the measurement of Shareholder Indemnifiable Damages, the Shareholders shall have the right to be put in the same after tax consolidated financial position as they would have been in had each of the representations and warranties of AVS hereunder been true and correct and had the covenants and agreements of AVS hereunder been performed in full. Notwithstanding anything to the contrary contained herein, (i) the Shareholders shall not be entitled to any Shareholder Indemnifiable Damages unless the aggregate of all such Shareholder

Indemnifiable Damages exceeds $180,000 (the "Indemnification Threshold"), in which case the Shareholders shall be entitled to the amount of such Shareholder Indemnifiable Damages to the extent exceeding the Indemnification Threshold, subject to the limitations set forth herein, and (ii) the maximum aggregate liability of AVS for Shareholder Indemnifiable Damages with respect to any such breach of representation, warranty, covenant or agreement of AVS hereunder shall be limited to $1,000,000 per Shareholder and $6,000,000 in the aggregate (the "AVS Ceiling"); provided, however, neither the Indemnification Threshold nor the AVS Ceiling shall apply in the case of fraud or an intentional misrepresentation or intentional breach of warranty, covenant or agreement.

                  (c) RECOVERY BY INDEMNIFIED PARTY. The amount of any Indemnifiable Damages hereunder shall be reduced by the amount, if any, of the recovery actually received by the indemnified party with respect to such Indemnifiable Damages (net of any out-of-pocket collection costs) under applicable insurance policies or from persons or entities not parties to this Agreement (not including any successor in interest or assign of any party hereto).

                  (d) MINIMUM INSURANCE COVERAGE. In the event (a) AVS and the Company fail to maintain following the Closing, "Minimum Insurance Coverage", as hereinafter defined, and (b) AVS or the Company incur any AVS Indemnifiable Damages subject to indemnification by the Shareholders hereunder which would have been covered in whole or in part by insurance had AVS maintained such Minimum Insurance Coverage, then the amount of such AVS Indemnifiable Damages shall be reduced to the extent such AVS Indemnifiable Damages would have been so compensated by insurance had the Minimum Insurance Coverage been maintained. For purposes of this provision, the term "Minimum Insurance Coverage" shall mean commercial liability, products liability, workers compensation and other applicable insurance (and related umbrella coverage) on a claims made basis with respect to the Company in amounts, with deductibles, and covering risks not materially less than the coverage amounts and risks, or materially in excess of the deductibles, presently maintained by the Company.

                  (e) TAXES. The amount of any Indemnifiable Damages shall be fairly and equitably reduced by the amount of the actual reduction in income tax liability actually received by the indemnified party after giving effect to the incurrence by the indemnified party of the liability giving rise to the claim for indemnification, the payment by the indemnified party of such claim, and the receipt by the indemnified party of any indemnity payment with respect to such claim, provided the indemnifying party shall reimburse the indemnified party with respect to the reasonable accounting fees and out-of-pocket costs incurred by the indemnified party in calculating such reduction.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders or AVS in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time (except that the representations and warranties in Sections 2.10 and 2.12 shall survive until the expiration of the applicable statute of limitations with respect to a breach thereof). No claim for the recovery of Indemnifiable Damages arising out of a breach of any representation or warranty may be asserted by AVS against the Shareholders or by the Shareholders against AVS after such representations and warranties shall thus expire; PROVIDED,

HOWEVER, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any certificate delivered at the Closing pursuant to this Agreement. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         9.3 NOTICE AND DEFENSE. The obligation of the Shareholders and AVS with respect to their respective indemnities hereunder resulting from any claim or other assertion of liability by third parties (hereinafter collectively, "Third Party Claim(s)"), shall be subject to the following terms and conditions:

                           (i) The party seeking indemnification hereunder (the
                  "Indemnified Party") shall give written notice of any such Third Party Claim to the party from whom indemnification is sought hereunder (the "Indemnifying Party") within a reasonable time after the Indemnified Party receives notice thereof; provided, however, the failure to give notice timely shall not affect the Indemnifying Party's obligation hereunder except to the extent that such failure prejudices the Indemnifying Party or its ability to defend or reduce the Loss relating to such Third Party Claim.

                           (ii) The Indemnifying Party shall have the right to
                  undertake, with counsel or other representatives of its own choosing and reasonably acceptable to the Indemnified Party, the defense or settlement of any such Third Party Claim.

                           (iii) In the event that the Indemnifying Party shall
                  have the right to undertake the defense of any Third Party Claim, but shall fail to notify the Indemnified Party within ten (10) days of receipt of the notice that it has elected to undertake such defense or settlement, or if at any time the Indemnifying Party shall otherwise fail to diligently defend or pursue settlement of such claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such claim, with counsel reasonably acceptable to the Indemnifying Party.

                           (iv) Neither party shall settle any Third Party Claim
                  without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. In the event in connection with any civil claim (not involving any criminal responsibility or civil theft) the Indemnifying Party submits to the Indemnified Party a bona fide settlement offer from the third party claimant of any Third Party Claim (which settlement offer shall include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim) and the Indemnified Party refuses to consent to such settlement, then thereafter the Indemnifying Party's liability to the Indemnified Party for indemnification hereunder with respect to such Third Party Claim shall not exceed the settlement amount included in said bona fide settlement offer, and the Indemnified Party shall either assume the defense of such Third Party Claim or pay the Indemnifying Party's attorneys fees and other out of pocket costs incurred thereafter in continuing the defense of such claim.

                           (v) Regardless of which party is conducting the
                  defense of any such Third Party Claim, the other party, with counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the party conducting the defense of such claim and its counsel or other representatives concerning such claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such claim, and the party conducting the defense of any such claim and its counsel shall in any case keep the other party and its counsel (if any) fully informed as to the status of any claim and any matters relating thereto. Each party shall provide to the other party such records, books, documents and other materials as shall reasonably be necessary for such party to conduct or evaluate the defense of any Third Party Claim and will generally cooperate with respect to any matters relating thereto.

                           (vi) Notwithstanding the foregoing, the Indemnified
                  Party shall have the right to pursue any appeal from the trial court at the cost of the Indemnifying Party with counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party.

         9.4 ADJUSTMENT MERGER CONSIDERATION. All payments for Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the consideration granted in the Merger under Section 1.3 hereof.

         9.5 NO BAR; WAIVER. AVS may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages, subject to the limitations set forth herein. The Shareholders hereby waive any rights to contribution or any similar rights they may have against the Company as of a result of their agreement to indemnify AVS under this Article IX.

                                    ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Effective Time of the AVS Shares:

         10.1 DISPOSITION OF SHARES. The Shareholders represent and warrant that the shares of AVS Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by AVS with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to AVS an opinion of counsel (which counsel and opinions shall be satisfactory to AVS) that such exception is available, or (b)an effective registration statement filed by AVS with the SEC under the Securities Act.

         10.2 LEGEND. The certificates representing the AVS Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURI TIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

AVS may, unless a registration statement is in effect covering such shares or it has received an opinion of counsel reasonably acceptable to it that registration is not required due to an exemption therefrom, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE XI

                                   DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  As used herein, terms such as "to the knowledge," and similar phrases shall be limited to matters within such Person's actual knowledge, and notwithstanding anything herein to the contrary, no Person shall be deemed to be in breach of any representation or warranty so qualified except to the extent of such breach with respect to matters actually known by such Person and not disclosed or accurately disclosed herein or in the Schedules hereto.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  For purposes of quantifying the term "material" as used in this Agreement with respect to the representations and warranties of the Shareholders, the parties agree that the amount of $7,500 shall be used for purposes of materiality with respect to individual items and $75,000 shall be used when considering the Company or individual items in the aggregate.

                  "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2     OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XII

                                   TERMINATION

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of AVS and a majority of the Shareholders at any time prior to the Closing; or

                  (b) by AVS by written notice in the event of a material breach by the Company or any of the Shareholders of any provision of this Agreement; or

                  (c) by the Company or a majority of the Shareholders by written notice in the event of a material breach by AVS of any provision of this Agreement; or

                  (d) by either AVS, the Company or a majority of the Shareholders if the Closing shall not have occurred by October 30, 1997.

         12.2 EFFECT OF TERMINATION. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. The provisions of any Confidentiality Agreement executed by AVS for the benefit of the Company shall survive any termination of this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      IF TO ANY OF THE AVS COMPANIES TO:

                           Aviation Sales Company
                           6905 N.W. 25th Street
                           Miami, FL 33122
                           Attn: Dale S. Baker, Chairman of the Board, President
                                    and Chief Executive Officer
                           Telecopy: (305) 599-6775

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida 33131
                           Attention: Philip B. Schwartz, Esq.
                           Telecopy: (305) 374-5095

                  (b)      IF TO THE COMPANY AND/OR THE SHAREHOLDERS TO:

                           James Y. Johnson, II
                           115 Centennial Drive
                           Hot Springs, Arkansas 71913;

                           Kenneth D. Loomer
                           115 Centennial Drive
                           Hot Springs, Arkansas 71913;


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



                           Thomas H. Butler
                           Chem-Fab Corporation
                           1923 Central Avenue
                           Hot Springs, Arkansas 71901;

                           Loren L. Furnas
                           Chem-Fab Corporation
                           1923 Central Avenue
                           Hot Springs, Arkansas 71901;

                           Ronald E. Reagan
                           Chem-Fab Corporation
                           1923 Central Avenue
                           Hot Springs, Arkansas 71901; and

                           Charles R. Quinn
                           14701 Nora Drive
                           Evansville, Indiana 47711

                           WITH A COPY TO:

                           Friday, Eldredge & Clark
                           400 West Capitol, Suite 2000
                           Little Rock, Arkansas 72201-3493
                           Attn: Walter M. Ebel, III, Esq.
                           Telecopy: (501) 376-2147; and

                           Carnahan, Evans, Cantwell & Brown, P.C.
                           Four Corporate Centre, Suite 410
                           1949 E. Sunshine
                           P.O. Box 10009 G.S.S.
                           Springfield, Missouri 65808-0009
                           Attn: John M. Carnahan III
                           Telecopy: (417) 887-8935

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or by certified or registered mail.

         13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

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



The Exhibits and Schedules constitute a part hereof as though set forth in full above. Except for the certificates to be delivered at the Closing as provided in Articles VI and VII, there are no representations, warranties, covenants or agreements between the parties in connection with the transaction contemplated hereby other than those expressly set forth herein and in the Exhibits and Schedules hereto.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The Shareholders shall pay all legal, accounting, tax consulting, financial advisory, and other similar fees and expenses, incurred by the Company in connection with the transactions contemplated by this Agreement, provided, the Company shall pay the legal fees of Friday Eldredge and Clark and Carnahan, Evans, Cantwell & Brown, P.C. subject to a maximum of $41,000 in the aggregate.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented or waived, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other, subject to the provisions of Article IX.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company, or any Shareholders without the prior written consent of AVS. Except for transfers and assignments to any Affiliate after the Effective Time, the rights and obligations of this Agreement may not be assigned by AVS without the prior written consent of the Shareholders.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include,""includes" or "including" are used in this Agreement, they shall be

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

deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        AVIATION SALES COMPANY, a Delaware
                                        corporation


                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________


                                        AVS/ASI MERGER CORP., an Arkansas
                                        corporation


                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________


                                        AEROCELL STRUCTURES, INC., an Arkansas
                                        corporation


                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________


                                        ____________________________________
                                        THOMAS H. BUTLER, individually


                                        ____________________________________
                                        LOREN L. FURNAS, individually


                                        ____________________________________
                                        JAMES Y. JOHNSON, II, individually

                                        ___________________________________
                                        KENNETH D. LOOMER, individually


                                        ___________________________________
                                        CHARLES R. QUINN, Individually



                                        ___________________________________
                                        RONALD E. REAGAN, individually

                         LIST OF EXHIBITS AND SCHEDULES

         Exhibit A         Plan of Merger

         Schedule          3.4      Capitalization
         Schedule          3.5      Shareholders
         Schedule          3.9      Financial Statements
         Schedule          3.10     Changes Since the Current Balance Sheet
         Schedule          3.11     Liabilities
         Schedule          3.12     Litigation
         Schedule          3.13     Environmental Matters
         Schedule          3.14(a)  Owned Properties
         Schedule          3.14(b)  Leased Premises
         Schedule          3.15     Fixed Assets
         Schedule          3.17     Employees
         Schedule          3.18     Employee Benefit Plans
         Schedule          3.19     Tax Matters
         Schedule          3.20     Insurance Matters
         Schedule          3.22     Permits
         Schedule          3.23     Affiliated Transactions
         Schedule          3.24     Intellectual Property
         Schedule          3.25(a)  Designated Contracts
         Schedule          3.25(b)  Designated Contract Matters
         Schedule          3.25(c)  Rebates
         Schedule          3.28     Bank Accounts
         Schedule          3.29     Names
         Schedule          4.1      Permitted Transactions Pending Closing


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